UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2024

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4801	06-0247840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street Bristol, Connecticut 06010
(Address of Principal Executive Offices) (Zip Code)

(860) 583-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2024, Barnes Group Inc. (“Barnes” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Irenic Capital Management LP and certain of its affiliates (collective, “Irenic”).

Pursuant to the Cooperation Agreement, the Company agreed, among other things, to increase the size of the Board by one (1) to appoint Adam J. Katz, the Chief Investment Officer of Irenic Capital Management LP, to the Company’s board of directors (the “Board”) effective as of March 5, 2024. The Cooperation Agreement also provides that the Company will nominate Mr. Katz for election at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) for a term expiring at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), subject to the terms of the Cooperation Agreement. Mr. Katz has been appointed to the Corporate Governance Committee of the Board. In addition, the Company and Irenic have agreed to cooperate to identify an additional independent director candidate (the “New Independent Director”), who has been mutually agreed upon, for appointment to the Board.

The Cooperation Agreement further provides that following the appointment of Mr. Katz and until the2024 Annual Meeting, the size of the Board shall not exceed twelve (12) directors (or thirteen (13) directors should the New Independent Director be appointed prior to the 2024 Annual Meeting), and (ii) following the 2024 Annual Meeting and until the end of the Cooperation Period (as defined below), the size of the Board shall not exceed eleven (11) directors. The Cooperation Agreement provides for customary director replacement procedures in the event either Mr. Katz or the New Independent Director cease to serve as a director under certain circumstances as specified in the Cooperation Agreement.

The Company’s appointment and nomination obligations described above fall away in certain circumstances, including if Irenic ceases to hold a net long position (as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) equal to, or having aggregate net long economic exposure to, at least 3.0% (the “Minimum Ownership Threshold”) of the then-outstanding common stock par value $0.01 per share of the Company (“Common Stock”). Additionally, pursuant to the terms of the Cooperation Agreement, Mr. Katz has agreed to promptly offer his resignation from the Board if Irenic ceases to hold the Minimum Ownership Threshold.

Pursuant to the Cooperation Agreement, Irenic has irrevocably withdrawn its nomination notice regarding its slate of proposed director nominees for election at the 2024 Annual Meeting and has agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions, including a mutual non-disparagement provision, to the extent they remain in effect during the Cooperation Period (as defined below).

In addition, pursuant to the Agreement, the Board has entered into a consulting agreement (the “Consulting Agreement”), effective as of March 5, 2024, to engage Larry Lawson, former CEO of Spirit AeroSystems Holdings, Inc., to serve as a special advisor to the Board and the Company’s senior management team.

The Cooperation Period is generally defined as beginning March 5, 2024 and continuing until the later of (i) the date that is thirty (30) calendar days prior to the notice deadline for non-proxy access stockholder nominations of director candidates for election to the Board at the  2025 Annual Meeting and (ii) five (5) calendar days after the date on which Mr. Katz (or any replacement director who is an employee of Irenic or an Irenic affiliate), ceases to serve on the Board. However, if the Company confirms in writing that it will renominate Mr. Katz (or, if he is replaced pursuant to the Cooperation Agreement, such replacement director) for election at the 2025 Annual Meeting or at any annual meeting(s) following the 2025 Annual Meeting and Irenic consents to the renomination, then the date in prong (i) above shall be automatically extended each such time until the date that is thirty (30) calendar days prior to the applicable notice deadline for non-proxy access stockholder nominations of director candidates for election to the Board applicable to each such subsequent annual meeting of stockholders of the Company.

The Cooperation Agreement will terminate upon the expiration of the Cooperation Period.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2024, Thomas O. Barnes informed the Company of his intention to step down from his role as Chairman of the Board and retire as a director of the Board, in each case, effective as of the 2024 Annual Meeting. On March 5, 2024, Mylle H. Mangum informed the Company of her intention to step down from her role as Lead Independent Director retire as a director of the Board, in each case, effective as of the 2024 Annual Meeting. The retirements of Mr. Barnes and Ms. Mangum were consistent with the Company’s corporate governance policies and were not (i) due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or (ii) related to the Cooperation Agreement.

The information set forth in Item 1.01 is incorporated herein by reference.

Pursuant to the Cooperation Agreement, on March 5, 2024, Mr. Katz was appointed to the Board effective March 5, 2024. Mr. Katz has also been appointed to the Corporate Governance Committee of the Board.

The Board determined that Mr. Katz qualifies as independent under applicable rules and regulations, and Mr. Katz does not have a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Katz will participate in the standard compensation and benefit programs for the Company’s non-management directors, which are described in the “Director Compensation in 2022” section of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 24, 2023. Mr. Katz’s 2024 compensation will be prorated based on the date of his appointment to the Board. In addition, the Company and Mr. Katz will enter into the Company’s standard indemnification agreement for directors, a form of which was previously filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K, filed on February 21, 2017, and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 5, 2024, Barnes issued a press release announcing the Company’s entry into the Cooperation Agreement and the appointment of Mr. Katz to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of March 5, 2024, by and among Barnes Group Inc., Irenic Capital Management LP, and other parties set forth on the signature pages thereto
99.1	Press Release of Barnes Group Inc., dated March 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2024	BARNES GROUP INC.

	By:	/s/ Jay B. Knoll
		Name:	Jay B. Knoll
		Title:	Senior Vice President, General Counsel